As filed with the U.S. Securities and Exchange Commission on February 8, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Twilio Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-2574840 (I.R.S. Employer Identification Number)

375 Beale Street, Suite 300

San Francisco, California 94105

(Address of Registrant’s Principal Executive Offices)

Twilio Inc. 2016 Stock Option and Incentive Plan

Twilio Inc. 2016 Employee Stock Purchase Plan

SendGrid, Inc. Amended and Restated 2009 Equity Incentive Plan

SendGrid, Inc. 2012 Equity Incentive Plan, as amended

SendGrid, Inc. 2017 Equity Incentive Plan

(Full title of the plan)

Jeff Lawson

Chief Executive Officer

Twilio Inc.

375 Beale Street, Suite 300

San Francisco, California 94105

(415) 390-2337

(Name, address and telephone number of agent for service)

Copies to:

Anthony J. McCusker, Esq. Richard A. Kline Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100	Karyn Smith, Esq. General Counsel Twilio Inc. 375 Beale Street, Suite 300 San Francisco, California 94105 (415) 390-2337

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.001 par value per share	5,004,011	(2)	$113.53	(6)	$568,105,368.83	$68,854.37
Class A Common Stock, $0.001 par value per share	1,000,802	(3)	$96.50	(7)	$96,577,393.00	$11,705.18
Class A Common Stock, $0.001 par value per share	2,981,119	(4)	$14.91	(8)	$44,448,484.29	$5,387.16
Class A Common Stock, $0.001 par value per share	4,345,803	(5)	$113.53	(9)	$493,379,014.59	$59,797.54
TOTAL:	13,331,735				$1,202,510,260.71	$145,744.25
(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock (“Class A Common Stock”) that become issuable under the Registrant’s 2016 Stock Option and Incentive Plan (“2016 Plan”), the Registrant’s 2016 Employee Stock Purchase Plan (“2016 ESPP”), the SendGrid, Inc. 2017 Equity Incentive Plan (the “2017 SendGrid Plan”), the SendGrid, Inc. 2012 Equity Incentive Plan, as amended (the “2012 SendGrid Plan”) and the SendGrid, Inc. Amended and Restated 2009 Equity Incentive Plan (the “2009 SendGrid Plan”, and collectively with the 2012 SendGrid Plan and the 2017 SendGrid Plan, the “SendGrid Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the 2016 ESPP. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee calculation has been made for the indeterminate amount of plan interests.

(2)			Represents automatic increases on January 1, 2019 to the number of shares available for issuance under the 2016 Plan in accordance with the automatic annual increase provisions of the 2016 Plan.
(3)			Represents automatic increases on January 1, 2019 to the number of shares available for issuance under the 2016 ESPP in accordance with the automatic annual increase provisions of the 2016 ESPP.
(4)

Represents 2,981,119 shares that may be issued upon the exercise of stock options outstanding under the SendGrid Plans, which stock options were assumed by the Registrant in connection with the Merger (as defined below) and after the adjustment for the 0.485 exchange ratio in the Merger (as defined below) under the terms of the Merger Agreement (as defined below).

(5)

Represents (i) 562,255 shares that may be issued upon the settlement of restricted stock units outstanding under the SendGrid Plans, which restricted stock units were assumed by the Registrant in connection with the Merger (as defined below) and after the adjustment for the 0.485 exchange ratio in the Merger (as defined below) under the terms of the Merger Agreement (as defined below) and (ii) 3,783,548 shares that remain available for issuance under the 2017 SendGrid Plan in connection with the assumption of the share reserve of the 2017 SendGrid Plan by the Registrant and after the adjustment for the 0.485 exchange ratio in the Merger (as defined below) under the terms of the Merger Agreement (as defined below).

(6)

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $113.53 per share, which is the average of the high and low prices of Class A common stock, as reported on the New York Stock Exchange on February 4, 2019.

(7)

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of 85% of $113.53 per share, which is the average of the high and low prices of Class A common stock, as reported on the New York Stock Exchange on February 4, 2019. Pursuant to the 2016 ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of a share of Class A Common Stock on the first trading day of the offering period or on the exercise date.

(8)			Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of the outstanding options.
(9)

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $113.53 per share, which is the average of the high and low prices of Class A common stock, as reported on the New York Stock Exchange on February 4, 2019.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

On February 1, 2019, in connection with the Agreement and Plan of Merger and Reorganization, dated as of October 15, 2018 and amended on December 13, 2018 (the “Merger Agreement”), by and among the Registrant, SendGrid, Inc., a Delaware corporation (“SendGrid”), and Topaz Merger Subsidiary, Inc., a Delaware corporation and direct wholly owned subsidiary of the Registrant (“Merger Sub”), Merger Sub merged with and into SendGrid, with SendGrid becoming a wholly owned subsidiary of the Registrant (the “Merger”). Pursuant to General Instruction E of Form S-8, Twilio Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register (i) an additional 8,547,385 shares of the Registrant’s Class A common stock for issuance under the Registrant’s 2016 Stock Option and Incentive Plan (the “2016 Plan”), (ii) an additional 1,000,802 shares of the Registrant’s Class A common stock for issuance under the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”) and (iii) an additional 3,783,548 shares of the Registrant’s Class A common stock that remain available for issuance under the SendGrid, Inc. 2017 Equity Incentive Plan (the “2017 SendGrid Plan”), pursuant to (A) the provisions of the 2016 Plan and the 2016 ESPP that provide for an automatic annual increase in the number of shares reserved for issuance under these respective plans, (B) the assumption by the Registrant of the awards outstanding under the 2017 SendGrid Plan , the SendGrid, Inc. 2012 Equity Incentive Plan, as amended (the “2012 SendGrid Plan”) and the SendGrid, Inc. Amended and Restated 2009 Equity Incentive Plan (the “2009 SendGrid Plan”, and collectively with the 2012 SendGrid Plan and the 2017 SendGrid Plan, the “SendGrid Plans”) immediately prior to the effective time of the Merger and (C) the assumption by the Registrant of the shares that were reserved and available for issuance under the 2017 SendGrid Plan immediately prior to the effective time of the Merger. With respect to the shares of Class A common stock issuable under the 2016 Plan and the 2016 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 10, 2018 (File No. 333-224812) to the extent not replaced hereby.

In connection with the Merger, the shares reserved and available for issuance under the 2017 SendGrid Plan were assumed by the Registrant at the effective time of the Merger (the “Effective Time”). In connection with the assumption of the share reserve under the 2017 SendGrid Plan, shares of common stock of SendGrid available for issuance under the 2017 SendGrid Plan (as adjusted by the exchange ratio pursuant to the Merger Agreement) became available for awards under the 2016 Plan, and will not reduce the number of shares of Registrant’s Class A common stock authorized for grant under the 2016 Plan, provided that such awards may only be made to individuals who were not employees or members of the board of directors of the Registrant prior to the Effective Time.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information called for in Part I of Form S-8 has been omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated by reference into this Registration Statement:

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 1, 2018;

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(c)                                  The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37806) filed with the Commission on June 17, 2016 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

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All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.         Exhibits.

Exhibit		Incorporated by Reference
Number	Description	Form	File No.	Exhibit	Filing Date

4.1	Form of Class A common stock certificate of the Registrant	S-1	333-211634	4.1	May 26, 2016

4.2	Twilio Inc. 2016 Stock Option and Incentive Plan, and forms of award agreements thereunder	S-1	333-211634	10.3	May 26, 2016

4.3	Twilio Inc. 2016 Employee Stock Purchase Plan	S-1	333-211634	10.8	May 26, 2016

4.4	SendGrid, Inc. Amended and Restated 2009 Equity Incentive Plan				Filed herewith

4.5	SendGrid, Inc. 2012 Equity Incentive Plan, as amended				Filed herewith

4.6	SendGrid, Inc. 2017 Equity Incentive Plan				Filed herewith

5.1	Opinion of Goodwin Procter LLP				Filed herewith

23.1	Consent of KPMG LLP, independent registered public accounting firm				Filed herewith

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)				Filed herewith

24.1	Power of Attorney (included on the signature page hereto)				Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on February 8, 2019.

TWILIO INC.

By:	/s/ Jeff Lawson
Jeff Lawson
Chief Executive Officer and Chairman

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeff Lawson and Khozema Shipchandler, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Twilio Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff Lawson	Chief Executive Officer and Chairman (Principal	February 8, 2019
Jeff Lawson	Executive Officer)

/s/ Khozema Shipchandler	Chief Financial Officer (Principal Financial and	February 8, 2019
Khozema Shipchandler	Accounting Officer)

/s/ Richard Dalzell	Director	February 8, 2019
Richard Dalzell

/s/ Byron Deeter	Director	February 8, 2019
Byron Deeter

/s/ Elena Donio	Director	February 8, 2019
Elena Donio

/s/ Jeffrey Epstein	Director	February 8, 2019
Jeffrey Epstein

/s/ Erika Rottenberg	Director	February 8, 2019
Erika Rottenberg

/s/ Donna L. Dubinsky	Director	February 8, 2019
Donna L. Dubinsky

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